United States

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2003

                                GPN Network, Inc.
                 -----------------------------------------------
                 (Exact name of registrant specified in charter)


        Delaware                  033-05384                 13-3301899
------------------------- -------------------------  -------------------------
       (State of              (Commission File            (IRS Employer
     Incorporation)                Number)              Identification No.)


                      8655 East Via De Ventura, Suite E-155
                            Scottsdale, Arizona 85258
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (480) 922-3926
               --------------------------------------------------
              (Registrant's telephone number, including area code)



                      1901 Avenue of the Stars, Suite 1500
                              Los Angeles, CA 90067
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1.      CHANGES IN CONTROL OF REGISTRANT.

On July 2, 2003, GPN Network, Inc. (the "Registrant") and ImmuneRegen Biosciences, Inc., a privately-held Delaware corporation ("ImmuneRegen"), entered into and consummated an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, on July 2, 2003, the Registrant, through its wholly-owned subsidiary, GPN Acquisition Corporation, a Delaware corporation ("Merger Sub"), acquired ImmuneRegen in exchange for 10,531,585 shares of the Registrant's common stock. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of ImmuneRegen (aggregating approximately 40) owned approximately 90% of the Registrant's common stock outstanding immediately after the effective time of the Merger (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into our common stock).

Under Delaware law, the Registrant did not need to obtain the approval of its stockholders to consummate the Merger, as the constituent corporations in the merger were Merger Sub and ImmuneRegen, each of which are business entities incorporated under the laws of Delaware. The Registrant is not a constituent corporation in the Merger.

Upon the consummation of the Merger, the Board of Directors of the Registrant was changed to consist of Michael Wilhelm, Mark Witten, David Harris and Theodore Staahl. Michael Wilhelm became the President and Chief Executive Officer of the Registrant, Eric Hopkins the Chief Financial Officer, and Steven Scronic the Secretary. Todd Ficeto, the former President and sole Director of the Registrant, resigned upon the consummation of the Merger.

For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of ImmuneRegen own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of ImmuneRegen became the directors and executive officers of the Registrant. No agreements exist among present or former controlling stockholders of the Registrant or present or former members of ImmuneRegen with respect to the election of the members of our board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

OWNERSHIP OF 5%  SHAREHOLDERS  AND DIRECTORS AND  EXECUTIVE  OFFICERS  AFTER THE
MERGER

After giving effect to the Merger and whereby all of the directors and executive officers of ImmuneRegen became directors and officers of the Registrant and Todd Ficeto resigned as the Registrant's sole Director and President, the following table shows the amount of common stock of the Registrant beneficially owned by
(i) all 5% stockholders,  (ii) each of the directors and executive officers, and
(iii) all of directors and executive officers as a group as of July 2, 2003, based on 11,715,650 shares outstanding at July 2, 2003, giving effect to a one-for-twenty stock split effected by the Registrant effective as of July 1, 2003. Except as otherwise indicated, beneficial ownership is direct, and each person indicated has sole voting and investment power subject to applicable community property laws, and may be reached at 8055 East Via De Ventura, Suite E-155, Scottsdale, Arizona 85258.


                                        Number of Shares    Percentage of Shares
Number of Shares Beneficially Owned    Beneficially Owned    Beneficially Owned
-----------------------------------    ------------------   --------------------
Mark L. Witten                            4,153,069                      35.4%
-----------------------------------    ------------------   --------------------
David T. Harris                           4,153,069                      35.4
-----------------------------------    ------------------   --------------------
John Machado                                883,145                       7.5
   c/o Machado Law Firm
   1500 "J" Street
   Modesto, CA  95354
-----------------------------------    ------------------   --------------------
Michael K. Wilhelm                          762,602(1)                    6.5
-----------------------------------    ------------------   --------------------
Todd M. Ficeto                              575,000                       4.9
 c/o VMR Capital Markets, U.S.
 1901 Avenue of the Stars, Suite 1500
 Los Angeles, CA  90067
-----------------------------------    ------------------   --------------------
Theodore E. Staahl                          440,000(2)                    3.4
-----------------------------------    ------------------   --------------------
Steven J. Scronic                            56,122(3)                      *
-----------------------------------    ------------------   --------------------
Eric Hopkins                                 10,070(4)                      *
-----------------------------------    ------------------   --------------------
All executive officers and directors      9,574,932(1)(2)                80.7%
as a group (6 persons)                             (3)(4)
-----------------------------------    ------------------   --------------------

* Less than 1%

(1) Includes 5,388 shares held by Mr. Wilhelm's three minor daughters who share the same household with him. Includes warrants held by Foresight Capital Corp. to purchase 90,000 shares exercisable at $0.60 per share that are exercisable within 60 days, which Mr. Wilhelm is deemed to beneficially own as principal owner of Foresight Capital Corp.

(2) Includes warrants to purchase 35,918 shares exercisable at $1.1136 per share that are exercisable within 60 days.

(3) Includes warrants to purchase 13,469 shares exercisable at $0.5568 per share that are exercisable within 60 days.

(4) Includes options to purchase 10,000 shares exercisable at $75.00 per share that are exercisable within 60 days.


ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and ImmuneRegen.

PRINCIPAL TERMS OF THE MERGER

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into ImmuneRegen. The separate existence of Merger Sub ceased, and ImmuneRegen continued as the surviving corporation (the "Surviving Corporation") under the name ImmuneRegen BioSciences, Inc. The Certificate of Incorporation of ImmuneRegen in effect immediately prior to the Effective Time of the Merger became the Certificate of Incorporation of the Surviving Corporation. The directors and officers of ImmuneRegen at the Time of the Merger became the directors and officers of the Surviving Corporation.

Each share of ImmuneRegen's common stock (an aggregate of 10,531,585 shares) was converted into one share of the Registrant's common stock in the Merger, an Exchange Ratio of 1:1.

At the Effective Time of the Merger, ImmuneRegen's 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "ImmuneRegen Option Plan") (of which no options were outstanding as of the Effective Time) was assumed by the Registrant and at the Effective Time of the Merger all warrants then outstanding to purchase 63,755 shares of ImmuneRegen's common stock were assumed by the Registrant. Each ImmuneRegen warrant so assumed by the Registrant continues to have, and be subject to, the same terms and conditions of such warrants immediately prior to the Effective Time of the Merger (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions).

DESCRIPTION OF THE REGISTRANT

Until July 2001, the Registrant was engaged in the business of assisting unaffiliated early-stage development and small to mid-sized emerging growth companies with financial and business development services. During 2001, due in large part to the decreased availability of investment capital to the Registrant's target market of Internet related, small growth companies, the Registrant failed to meet its revenue targets.

On July 27, 2001, a majority interest in the Registrant was acquired by Todd Ficeto, and the Registrant installed new management and decided to discontinue the Registrant's current operations. The Registrant's objective became the acquisition of an operating company with experienced management and the potential for profitable growth in exchange for its securities.

Prior to the Effective Time, Todd Ficeto was the sole director and officer of the Registrant. Prior to the Effective Time, the Registrant had no other employees and used the services of one consultant. Mr. Ficeto resigned as the President and sole director of the Registrant at the Effective Time of the Merger.

The shares of common stock of the Registrant are traded on the OTC Bulletin Board under the symbol "GPNN."

Following the Merger, principal stockholders of ImmuneRegen became principal stockholders of the Registrant. All executive officers of ImmunRegen became executive officers of the Registrant, and the Board of Directors of ImmunRegen became the Board of Directors of the Registrant. Upon the consummation of the Merger, ImmuneRegen became a wholly-owned subsidiary of the Registrant.

DESCRIPTION OF IMMUNEREGEN

ImmuneRegen BioSciences, Inc. is a biotechnology company engaged in the research and development of applications utilizing modified substance P, a naturally occurring immunomodulator. Derived from homeostatic substance P, ImmuneRegen has named its proprietary compound "Homspera." Currently, ImmuneRegen holds two patents and four provisional patents in the United States. Additionally, ImmuneRegen holds a patent with the European Union and Australia and is seeking to extend its patents into Canada and, possibly, Japan.

ImmuneRegen's initial areas of focus will be in continuing development of several applications for use in improving pulmonary function and stimulating the immune system. These applications have been derived from research studies and positive results from laboratory tests conducted by management over the past nine years.

With the assistance of our U.S. Food and Drug Administration ("FDA") consultants, Synergos, Inc., ImmuneRegen plans to apply for Investigational New Drug ("IND") approval from the FDA. Based on ImmuneRegen's past test results and continuing studies, ImmuneRegen believes that its IND may be activated, allowing it to begin its human clinical trials using the Homspera compound as a treatment for lung injury caused by acute respiratory disease syndrome ("ARDS"), an often fatal disease afflicting over 150,000 Americans per year.

ImmuneRegen's goal is to enter into overseas licensing and royalty agreements for its applications while awaiting approval by the FDA in the Unites States. Once approval has been obtained by the FDA, ImmuneRegen hopes to further expand its sales efforts internationally and will attempt to begin to generate sales domestically through the licensing and the direct sales of its products in the United States. A goal is to strategically align itself with larger pharmaceutical and other biotechnology and medical research companies, which ImmuneRegen believes may enhance its ability to succeed in reaching the objectives of bringing its applications to the marketplace. If FDA approval is granted, ImmuneRegen intends to seek to establish license agreements and relationships domestically that will bring Homspera to those in need of it.

       SUBSTANCE P

Substance P, first isolated in 1931, is a bioactive 11-amino acid peptide belonging to a group of neurokinins (small peptides that are broadly distributed in the central nervous system and peripheral nervous system). Substance P has been found to be involved in many physiological processes including pain modulation, smooth muscle contraction, blood pressure control, kidney function and water homeostasis. The peptide is widely distributed in numerous tissues and body fluids including the central and peripheral nervous system, gastrointestinal tract, visual system and circulatory system.

In the 1950s, substance P was considered to be the neurotransmitter for primary sensory afferent fibers, or the pain transmitter. By the 1970s, the biochemical properties of purified substance P were found to be a proteinaceous substance composed of amino acids that, subsequently, could be synthetically derived.

Since then, substance P has been extensively studied by researchers and scientists worldwide because of its many general physiological effects (smooth muscle contraction, inflammation, neurotransmission, blood vessel dilation, histamine release, and activation of the immune system) including its potential to stimulate epithelial growth; heal ulcers and ocular wounds; and, as a new approach to dulling anxiety and relieving depression and stress.

ImmuneRegen's patents and continued substance P research are derived from discoveries made during research funded by the Air Force Office of Scientific Research in the early 1990s. During this research ImmuneRegen's founders, Drs. Witten and Harris, observed that the exposure of animals to jet fuels resulted in pathological changes in the lung and immune systems of those exposed. It was also observed that such exposure resulted in depletion of substance P from the lungs of the animals. These studies further showed that the administration of substance P may help prevent and reverse the effects of jet fuel exposure in the lungs, as well as protect and regenerate the immune system. The immune findings led to early research on the treatment of exposure to acute radiation and on the possible reversal of lung damage caused by ARDS and cigarette smoke.

       RESEARCH & DEVELOPMENT

Homspera is a proprietary compound created by modifying substance P.

Based on initial findings and ongoing research studies, ImmuneRegen intends to initially focus on developing treatments for acute radiation syndrome ("ARS"), ARDS and hair replacement related to loss due to traditional anti-cancer treatments. Additionally, management believes that Homspera may be proven to provide applications for: 1) lessening lung damage caused by cigarette smoke and other toxicants related to air pollution; 2) the treatment of respiratory diseases associated with chronic obstructive pulmonary disease ("COPD"); 3) the treatment of lung and other cancers; 4) hair replacement; and, 5) the treatment of animals through the development of similar applications for use in veterinary medicine.

In the future, ImmuneRegen believes that it may be able to increase and strengthen its market position in the following ways: (i) working with the FDA to obtain the approval of the Homspera and future developments; (ii) investigating foreign markets for the use of Homspera and future products; and,
(iii) continuing its current research into developing new applications.

ImmuneRegen has established a pilot manufacturing facility at its lab headquarters in Tucson, Arizona for the production of immune-based therapies. ImmuneRegen expects these facilities to be adequate to supply limited clinical trial quantities for its products under development. Additional manufacturing capacity will be needed for commercial scale production, if these therapies are approved for commercial sale.

For the manufacture of the applications under development, ImmuneRegen obtains synthetic peptides from third party manufacturers. ImmuneRegen believes that a synthesized version of substance P is readily available at low cost from several life science and technology companies that provide biochemical and organic chemical products and kits used in scientific and genomic research, biotechnology, pharmaceutical development and the diagnosis of disease and chemical manufacturing. ImmuneRegen believes that the synthetic substance P and other materials necessary to produce Homspera are readily available from various sources, and several suppliers are capable of supplying substance P in both clinical and commercial quantities. These suppliers also store and ship the product as well.

ImmuneRegen expects that its products will use an inhaler (puffer) device to deliver Homspera to the user. To develop, manufacture and test an inhaler device ImmuneRegen hopes to partner with a drug development and chemical services company that offers services ranging from pre-clinical and toxicology studies to clinical trial support and manufacturing services. ImmuneRegen believes that such a partnership may enable it to decrease the time-to-market for its products and to increase its productivity.

       OUR PRODUCTS

Based on its initial research findings, ImmuneRegen plans to initially develop applications using Homspera for:

        o       The treatment for ARS;

        o       The treatment of ARDS; and,

        o       Hair  loss   replacement/attenuation   due  to  its  traditional
                anti-cancer treatments.

While  performing the necessary  research  studies and due diligence to gain FDA
approval  of  Homspera,   ImmuneRegen   hopes  to  enter  into  various  license
agreements, joint ventures and perform additional research overseas.

In conjunction with these initial areas ImmuneRegen plans to continue research and data collection, perform further research studies, and hopes to enter into license agreements overseas for:

        o Therapies that may lessen lung damage caused by cigarette smoke and other toxicants related to air pollution;

        o       Providing a possible solution to the hair replacement  industry;
                and,

        o The treatment of animals through the possible development of similar applications for use in veterinary medicine.

Looking ahead, based on collected preliminary research data, ImmuneRegen believes it may be able to develop applications for:

        o       Reducing the risk of cancer development;

        o       Prevention of the spread and metastasis of cancer;

        o       The treatment of lung and other cancers;

        o       Enhancing an immune response to a viral infection; and,

        o Boosting a suppressed or failing immune system, which has direct applications in the treatment of the common cold, AIDS, food poisoning and slowing the effects of aging.

       INITIAL APPLICATIONS

             IMMUNE-BASED THERAPIES FOR ACUTE RADIATION SICKNESS (ARS)

Radiation sickness, known as acute radiation sickness or syndrome, is a serious illness that occurs when the entire body (or most of it) receives a high dose of radiation, usually over a short period of time. The chance of survival for people with ARS decreases with increasing radiation dose. Most people who do not recover from ARS will die within several months of exposure. The cause of death in most cases is the destruction of the person's bone marrow, which results in infections and internal bleeding. For the survivors, the recovery process may last from several weeks up to 2 years.

Radiation is a form of energy. It comes from man-made sources such as x-ray machines, from the sun and outer space, and from some radioactive materials such as uranium in soil. Small quantities of radioactive materials occur naturally in the air, the water, the food people eat, and in the human body. Radiation that goes inside the body causes what is referred to as internal exposure. The exposure that is referred to as external comes from sources outside the body, such as radiation from sunlight and man-made and naturally occurring radioactive materials. Radiation can affect the body in a number of ways, and the adverse health consequences of exposure may not be seen for many years. These effects can range from mild, such as skin reddening, to serious effects such as cancer and death, depending on the amount of radiation absorbed by the body (the dose), the type of radiation, the route of exposure, and the length of time a person is exposed. Exposure to very large doses of radiation may cause death within a few days or months. Exposure to lower doses of radiation may lead to an increased risk of developing cancer or other adverse health effects.

Because of recent terrorist events, people have expressed concern about the possibility of a terrorist attack involving radioactive materials, possibly through the use of a "dirty bomb," and the harmful effects of radiation from such an event. The adverse health consequences of a terrorist nuclear attack vary according to the type of attack and the distance a person is from the attack. Potential terrorist attacks may include a small radioactive source with a limited range of impact or a nuclear detonation involving a wide area of impact. In the event of a terrorist nuclear attack, people may experience two types of exposure from radioactive materials: external exposure and internal exposure. Exposure to very large doses of external radiation may cause death within a few days or months. External exposure to lower doses of radiation and internal exposure from breathing or eating radioactive contaminated material may lead to an increased risk of developing cancer and other adverse health effects. These adverse effects range from mild, such as skin reddening, to severe effects such as cancer and death, depending on the amount of radiation absorbed by the body (the dose), the type of radiation, the route of exposure, and the length of time of the exposure.

In animal studies, ImmuneRegen believes that it has achieved positive results using Homspera to treat animals subjected to varying levels of radioactive exposure. Although ImmuneRegen continues to perform studies in this area, it believes that Homspera may prove to be effective in the treatment of exposure to radiation.

Due to ImmuneRegen's relationship with the United States Government, if the results from additional studies are as expected, ImmuneRegen believes it may begin to realize revenue from the sale of Homspera within the next 12 months. Although the extent of such revenue is undeterminable, ImmuneRegen believes that revenues could exceed $16 million if enough Homspera was purchased by the U.S. Government to treat the approximately 300,000 individuals comprising the "operational" military force. Historically, the government has aggressively sought to protect its active duty personnel - in 1997, the Government ordered all 2.5 million active duty personnel to be inoculated against anthrax and, in December 2002 the Government announced that 500,000 troops were to be inoculated against smallpox. Since then, in answer to terrorism scenarios and fear, the

Government has said it will stockpile 286 million doses of the smallpox vaccine, enough for every person in America.

       IMMUNE-BASED THERAPIES FOR ACUTE RESPIRATORY DISTRESS SYNDROME

The term ARDS was first introduced by Ashbaugh and Petty more than two decades ago and currently affects 150,000 Americans each year. Since then, understanding of this clinicopathological entity has increased significantly. However, little therapeutic progress has been achieved and the mortality remains high. ARDS is characterized as a severe injury to most or all of the lungs. The mortality rate of patients that contract ARDS is in excess of 50 percent. Patients with ARDS experience severe shortness of breath and often require mechanical ventilation (life support) because of respiratory failure. ARDS is not a specific disease; instead, it is a type of severe, acute lung dysfunction that is associated with a variety of diseases, such as pneumonia, shock, sepsis (a severe infection in the body) and trauma. ARDS may be confused with congestive heart failure, which is another common condition that can also cause acute respiratory distress.

Since the initial description of ARDS in literature in 1967, mortality has ranged from 50 to 70 percent. The majority of deaths in ARDS are due to nonrespiratory causes. Sepsis accounts for the majority of early deaths, and multiple organ failure is a prominent cause of late mortality. As there is no known cure, the current treatment is to identify and treat the underlying condition and keep the patient alive and breathing, usually requiring mechanical ventilation. With ARDS, the breathing muscles (i.e., the diaphragm and other muscles in the chest) become fatigued very quickly and can stop working in their effort to get oxygen into the body. The level of oxygen in the blood drops rapidly and to dangerously low levels, causing damage to vital organs and body processes. If the oxygen level is not brought up quickly and maintained at adequate levels, the damage, including severe brain damage, may be irreversible.

To date, there are no specific pharmacological interventions of proven value for the treatment of ARDS. However, based on positive results and exhaustive studies from treating lung damage due to jet fuel exposure, ImmuneRegen believes that its trials may prove Homspera could also be applicable with similar results to the treatment of ARDS.

       TREATMENT FOR HAIR LOSS RELATED TO TRADITIONAL CANCER TREATMENTS

Although alopecia, (hair loss) is not life threatening, many cancer patients describe it as a traumatic side effect of chemotherapy, as well as a constant reminder of the cancer and its treatment. Patients experiencing hair loss encounter shedding of hair, obstacles to routine hair grooming, and difficulty in maintaining body heat, particularly at night, as well as scalp sensitivity and tenderness. Hair loss can also evoke feelings of low self-esteem and fear of how an altered appearance will be perceived by others.

Hair loss occurs because anticancer drugs can affect normal proliferating cells, including the cells responsible for hair growth. This effect, however, is not permanent, and healthy cells grow back normally once chemotherapy or radiation is completed. Scalp hairs in the, "anagen" or growing phase (about 90%) are susceptible to chemotherapy and radiation. The degree of hair loss depends on the chemotherapy drug, the dosage of chemotherapy or radiation, and how it is given.

In radiation treatments only hair that is in a treatment field will be affected with hair loss. Generally, the hair loss will begin approximately two to three weeks after the start of treatments. This hair will grow back after the treatments are completed. If a higher dose of radiation is delivered, there is a chance that the hair loss will be permanent.

Chemotherapy consists of the administration of drugs that destroy rapidly dividing cancer cells. Cancer cells are some of the most rapidly reproducing cells in the body, but other cells, such as those which contribute to the formation of hair shafts and nails, are also rapidly reproducing. Unfortunately, while chemotherapy drugs preferentially destroy cancer cells, the drugs also can destroy those cells responsible for normal growth of hair and nails. Cancer patients sometimes shed the hair and nails during treatment. Chemotherapy drugs are poisonous to the cells of the hair root responsible for hair shaft formation. Usually, the hair is lost rapidly in large quantities during treatment. In chemotherapy, hair loss starts approximately two to three weeks after the first dose of chemotherapy, but will not be noticeable until one to two months have elapsed. Hair loss is reversible and will be back totally about three to four months after the last chemotherapy dose.

ImmuneRegen believes that through research studies and experiments that aerosol treatments with Homspera may be proven to have the effect of replacing hair loss in animal models. Supporting its initial findings are studies by various research groups showing that substance P may be involved in hair modulation and has been shown in animal studies indicate to help induce the transition of hair from the telogen phase (final phase of the hair growth cycle where the hair falls out) to the anagen phase (first phase of the cycle where active hair growth occurs). Due to its initial findings and the existing outside research on substance P, ImmuneRegen believes that it may be able to develop applications using Homspera to treat the hair loss industry.

       OTHER APPLICATIONS

             IMMUNE-BASED THERAPIES FOR CIGARETTE SMOKE AND OTHER TOXICANTS

Air pollution is one of the most pervasive environmental problems because atmospheric currents can carry contaminated air to every part of the globe. Most air pollution comes from motor vehicle emissions and from power plants that burn coal and oil to produce energy for industrial and consumer use. Carbon dioxide and other harmful gases released into the air from these sources adversely affect weather patterns and the health of people. Fragile lung tissue is easily damaged by pollutants in the air, resulting in increased risk of asthma and allergies, chronic bronchitis, lung cancer and other respiratory diseases. Air pollution threatens the health of virtually every living being on the Earth. Studies have shown that indoor air quality is a significant concern as levels of many common pollutants have been shown to be 2 to 5 times higher, and occasionally more than 100 times higher indoors than they are outdoors.

Adding to toxic emissions is the less discrete exposure from cigarette smoke. According to a study conducted by the Department of Health and Human Services' Centers for Disease Control and Prevention ("CDC") that was released on April 23, 1996, nearly 9 out of 10 nonsmoking Americans are exposed to environmental tobacco smoke ("ETS", or secondhand smoke), as measured by the levels of cotinine in their blood. The data, reported by the CDC in the Journal of the American Medical Association, shows measurable levels of cotinine in the blood of 88% of all non-tobacco users.

ImmuneRegen believes that its results from treating lung damage due to jet fuel exposure may be proven to be applicable with similar results to damage caused to the lungs and air passages as a result of prolonged exposure to the harmful toxicants commonly found in polluted air and cigarette smoke. ImmuneRegen believes results from its preliminary studies that inhalation of Homspera may be proven to help prevent cellular and genetic damage due to cigarette smoke and preserve lung function. ImmuneRegen filed a provisional patent in August 2002 and expects to file a formal patent allotted under the provisional patent. ImmuneRegen hopes to seek foreign license agreements and strategic partners to begin the development and marketing of its product if the patent is granted.

             IMMUNE-BASED THERAPIES FOR THE VETERINARY MARKET

By developing therapies based on Homspera, ImmuneRegen seeks to be a developer and marketer of health products for the worldwide food animal and veterinary care markets. ImmuneRegen believes that the applications, which it is currently developing for human subjects and others specifically for animals, may be proven to be applicable to the numerous species of animals comprising the veterinary market. ImmuneRegen believes there may be potential applications in the food animal markets, including the dairy and beef cattle industries and the pork production industry, as well as large and small companion animal veterinary health care industries.

ImmuneRegen hopes that its Homspera-based products for veterinary applications may be offered initially in late 2003 to mid 2004, assuming the required regulatory approval is obtained. Further, the recent trend in the international drug industry, the merger of companies into larger and more competitive ones, reflects the highly competitive nature of the pharmaceutical industry. Currently, few domestic drug companies are competitive in the international animal drug market due to the lack of technology and marketing know-how including oversees drug registration procedures. ImmuneRegen believes that due to this trend and the lack of presence overseas, strategic partnerships and licenses may be available to it both domestically and internationally.

       FUTURE APPLICATIONS

             IMMUNE-BASED THERAPIES FOR CANCER

Cancer remains the second-leading cause of death in the industrialized world and worldwide. As life expectancy continues to increase, so will cases of cancer. Products are beginning to emerge that are specifically targeted to cancer cells or act in collaboration with the body's immune response to combat the disease. ImmuneRegen believes that this marks a change in the way cancer is treated, and it believes that such innovative therapies may help transform the cancer market during the next decade.

Based on results from initial research studies, ImmuneRegen believes that Homspera may be proven to help assist in the treatment of cancer. ImmuneRegen believes that Homspera may be proven to help the slowing and, possibly, preventing the spread and metastasis of cancer from the site of origin. Secondly, ImmuneRegen believes that Homspera may be proven to help boost the immune system, which may reduce the risks of cancer development and aids in recovery from chemotherapy and radiation treatments. Upon additional funding, ImmuneRegen expects to continue the development of Homspera for such applications.

             IMMUNE-BASED THERAPIES FOR THE COMMON COLD/FLU

ImmuneRegen will also be focusing product development and discovery activities on viral respiratory infection ("VRI"), often referred to as the common cold. It has been estimated that adults suffer two to five colds per year, and infants and pre-school children have an average of four to eight colds per year. Due to its possible ability to help boost the immune system ImmuneRegen believes that Homspera may be proven to be an effective treatment in this application.

             IMMUNE-BASED THERAPIES FOR HIV/AIDS

AIDS, which is caused by the HIV virus, is a condition that slowly destroys the body's immune system making the body vulnerable to infections. HIV spreads through the body by invading host cells and using the host cells' protein synthesis capability to replicate. The immune system responds by producing antibody and cellular immune responses capable of attacking HIV. While these and other responses are usually sufficient to temporarily arrest progress of the infection and reduce levels of virus in the blood, the virus continues to replicate and slowly destroys the immune system by infecting and killing critical T cells, known as CD4 cells. As the infection progresses, the immune system's control of HIV weakens; the level of virus in the blood rises, and the level of T cells declines to a fraction of normal level. Currently available antiviral products have been shown to be effective at reducing the levels of virus in the blood; however, certain limitations in the therapy have prevented the antiviral products from being as effective as originally predicted. This is due primarily to HIV's ability to develop resistance to these drugs and the drugs' inability to stimulate the infected individual's own immune system to kill the virus.

The Joint United Nations Program on HIV/AIDS, or UNAIDS, estimates there are approximately 42 million individuals around the world infected with HIV. UNAIDS also stated that during 2001, 3 million individuals died as a result of HIV. Estimates show that the number of HIV infected individuals will exceed 100 million worldwide by 2010. The HIV epidemic represents a significant societal threat to both developed and developing nations since most of the HIV-infected individuals are expected to ultimately develop AIDS, creating a significant burden on healthcare systems and economies around the world. Further, in his recent State of the Union Address, President Bush announced the Emergency Plan for AIDS Relief, a five-year, $15 billion initiative to turn the tide in the global effort to combat the HIV/AIDS pandemic. The $15 billion virtually triples the current U.S. commitment to fighting AIDS internationally. It includes $10 billion in new funds, of which $1 billion is for the Global Fund to Fight HIV/AIDS, tuberculosis, and malaria.

Based on initial research, ImmuneRegen believes that individuals treated with Homspera may be able to elicit immune responses to multiple subtypes of HIV. If proven, this type of broad cross reactivity may have future implications for both therapeutic and preventive vaccines. Based on initial research, ImmuneRegen believes that Homspera may be proven to boost HIV-specific immune responses and may induce a positive virologic effect in HIV-infected individuals. Based on initial research, ImmuneRegen believes Homspera may be proven to stimulate the production of specific antiviral substances that naturally protect components of the immune system from HIV infection. Furthermore, by utilizing an immune-based therapy such as Homspera, in conjunction with existing antiviral drugs, ImmuneRegen believes it may be possible to boost the HIV infected individual's immune system against the virus, such that the virologic effect of antiviral drug therapy is prolonged and enhanced.

             IMMUNE-BASED THERAPIES FOR FOOD POISONING

Food poisoning occurs worldwide, however it is most frequently reported in North America and Europe. Only a small proportion of infected people are tested and diagnosed, and as few as 1% of cases are actually reported. According to the Centers for Disease Control and Prevention (Release No. 0561.95), at least one out of five Americans suffer food poisoning each year and approximately 9,100 Americans die from the ingestion of contaminated food and as many as 33 million suffer food borne illnesses. It has also been estimated that food poisoning cost the United States $10 billion annually in medical costs, lost productivity and legal actions.

Salmonella is responsible for about 15% of all cases of food poisoning and serious complications occur when the Salmonella bacteria make their way into the bloodstream. Once in the blood stream, the bacteria can enter any organ system throughout the body, causing disease. Other infections which may be caused by salmonella include:

        o       Bone infections (osteomyelitis),

        o       Joint infections (arthritis),

        o       Infection of the sac containing the heart (pericarditis),

        o Infection of the tissues which cover the brain and spinal cord (meningitis),

        o       Infection of the liver (hepatitis),

        o       Lung infections (pneumonia),

        o Infection of aneurysms (aneurysms are abnormal outpouchings which occur in weak areas of the walls of blood vessels), and

        o       Infections in the center of already-existing tumors or cysts.

Additionally, ImmuneRegen believes that Homspera may be proven to help prevent the spread of the salmonella bacteria, as well as other organisms that are a cause of food poisoning.

       IMMUNEREGEN'S STRATEGY

ImmuneRegen's strategy is to develop, test and obtain regulatory approval for various applications using Homspera in a diverse array of applications. The first two regulatory approvals ImmuneRegen hopes to obtain are in the United States and Europe. ImmuneRegen is currently investigating regulatory and other requirements in these countries, as well as others. ImmuneRegen is also evaluating other market for distribution of Homspera and hopes to secure potential strategic partners and licensees in these foreign markets.

ImmuneRegen's strategy is focused on the following major steps:

        o Establishing and formalizing strategic partnering relationships. ImmuneRegen's aim is to establish relationships with industry leaders in the pharmaceutical and medical device industries for application-specific sales and distribution of its techniques and products, both domestic and international. ImmuneRegen believes this may have the effect of generating revenues in under twelve months after funding in the form of license agreements with companies in Europe and other countries, while awaiting possible FDA approval for sales in the United States to begin.

        o Accelerating current research efforts. ImmuneRegen is working on capturing the full benefit of the Homspera technology in applications relating to the aforementioned fields. Further, the research that has produced Homspera could be applicable to other processes.

        o Expanding production facility capacity. ImmuneRegen intends to operate a laboratory facility in Tucson, Arizona, which is equipped with state-of-the-art culture equipment, instrumentation and storage systems. ImmuneRegen intends to implement expansion plans if it receives its IND from the FDA.

        o Expanding sales, production and administrative resources. Sales, increased research, and foreign affiliations will require more resources by ImmuneRegen. ImmuneRegen hopes these will be supplied through third party relationships and increases to staff as necessary.

        o Supplementing and leveraging existing advisory relationships. Pharmaceutical, biotechnology and corporate companies are a primary channel for introducing and distributing new products. To facilitate the marketing strategies outlined above, ImmuneRegen intends to supplement and leverage its existing relationships.

In the future, ImmuneRegen believes that it may be able to increase and strengthen its market position in the following ways: (i) working with the FDA to obtain the approval of the Homspera and future developments; (ii) investigating foreign markets for the use of Homspera and future products; and,
(iii) continuing its current research into the science of attenuating ailments.

       MANUFACTURING

ImmuneRegen has established a pilot manufacturing facility at its lab headquarters in Tucson, Arizona for the production of immune-based therapies. ImmuneRegen expects these facilities to be adequate to supply limited clinical trial quantities for our products under development. Additional manufacturing capacity will be needed for commercial scale production, if these therapies are approved for commercial sale.

For the manufacture of the applications under development, ImmuneRegen obtains synthetic peptides from third party manufacturers. ImmuneRegen believes a synthesized version of substance P is readily available at low cost from several life science and technology companies that provide biochemical and organic chemical products and kits used in scientific and genomic research, biotechnology, pharmaceutical development and the diagnosis of disease and chemical manufacturing. ImmuneRegen believes that the synthetic substance P and other materials necessary to produce Homspera are readily available from various sources, and several suppliers are capable of supplying substance P in both clinical and commercial quantities. These suppliers also store and ship the product as well.

ImmuneRegen's products will use an inhaler (puffer) device to deliver Homspera to the user. To develop, manufacture and test an inhaler device, ImmuneRegen hopes to partner with a full-service drug development and chemical services company that offers services ranging from pre-clinical and toxicology studies to clinical trial support and manufacturing services. ImmuneRegen believes such a partnership may enable it to decrease the time-to-market for its products and to increase its productivity.

       GOVERNMENT REGULATION

Our development, manufacture and potential sale of therapeutics are subject to extensive regulation by United States and foreign governmental authorities. In particular, pharmaceutical products are subject to rigorous preclinical and clinical testing and to other approval requirements by the FDA in the United States under the Food, Drug and Cosmetic Act, and by comparable agencies in most foreign countries.

As an initial step in the FDA regulatory approval process, preclinical studies are typically conducted in animals to identify potential safety problems. For certain diseases, animal models exist that are believed to be predictive of human efficacy. For such diseases, a drug candidate is tested in an animal model. The results of the studies are submitted to the FDA as a part of the Investigational New Drug application (IND) that is filed to comply with FDA regulations prior to commencement of human clinical testing in the U.S. For diseases for which no appropriately predictive animal model exists, no such results can be filed. As a result, no in vivo evidence of efficacy would be available until such compounds progress to human clinical trials.

Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase I, which frequently begins with the initial introduction of the drug into healthy human subjects prior to introduction into patients, the compound will be tested for safety, dosage tolerance, absorption, bioavailability, biodistribution, metabolism, excretion, clinical pharmacology and, if possible, for early information on effectiveness. Phase II typically involves studies in a small sample of the intended patient population to assess the efficacy and duration of the drug for a specific indication, to determine dose tolerance and the optimal dose range and to gather additional information relating to safety and potential adverse effects. Phase III trials are undertaken to further evaluate clinical safety and efficacy in an expanded patient population at geographically dispersed study sites, to determine the overall risk-benefit ratio of the drug and to provide an adequate basis for physician labeling. Each trial is conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, each clinical study must be evaluated by an independent Institutional Review Board at the institution at which the study will be conducted. The Institutional Review Board will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution.

Data from preclinical testing and clinical trials are submitted to the FDA in a New Drug Application (NDA) for marketing approval. The process of completing clinical testing and obtaining FDA approval for a new drug is likely to take a number of years and require the expenditure of substantial resources. Preparing an NDA involves considerable data collection, verification, analysis and expense, and there can be no assurance that approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, including the severity of the disease, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. The FDA may deny an NDA if applicable regulatory criteria are not satisfied or may require additional testing or information. Among the conditions for marketing approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to the FDA's cGMP regulations, which must be followed at all times. In complying with standards set forth in these regulations, manufacturers must continue to expend time, monies and effort in the area of production and quality control to ensure full mechnical compliance. Manufacturing establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by or under the authority of other federal, state or local agencies.

Even after initial FDA approval has been obtained, further studies, including post-marketing studies, may be required to provide additional data on safety and will be required to gain approval for the use of a product as a treatment for clinical indications other than those for which the product was initially tested. Also, the FDA will require post-marketing reporting to monitor the side effects of the drug. Results of post-marketing programs may limit or expand further marketing of the drug products. Further, if there are any modifications to the drug, including changes in indication, manufacturing process, labeling or manufacturing facilities, an NDA supplement may be required to be submitted to the FDA.

The Orphan Drug Act provides incentives to drug manufacturers to develop and manufacture drugs for the treatment of diseases or conditions that affect fewer than 200,000 individuals in the United States. Orphan drug status can also be sought for diseases or conditions that affect more than 200,000 individuals in the United States if the sponsor does not realistically anticipate its product becoming profitable from sales in the United States. Under the Orphan Drug Act, a manufacturer of a designated orphan product can seek tax benefits, and the holder of the first FDA approval of a designated orphan product will be granted a seven-year period of marketing exclusivity for that product for the orphan indication. While the marketing exclusivity of an orphan drug would prevent other sponsors from obtaining approval of the same compound for the same indication, it would not prevent other types of drugs from being approved for the same use. We may apply for orphan drug status for the use of Homspera for certain indications.

Under the Drug Price Competition and Patent Term Restoration Act of 1984, a sponsor may be granted marketing exclusivity for a period of time following FDA approval of certain drug applications if FDA approval is received before the expiration of the patent's original term. This marketing exclusivity would prevent a third party from obtaining FDA approval for a similar or identical drug through an Abbreviated New Drug Application, which is the application form typically used by manufacturers seeking approval of a generic drug. The statute also allows a patent owner to extend the term of the patent for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval. We may seek the benefits of this statute, but there can be no assurance that we will be able to obtain any such benefits.

Whether or not FDA approval has been obtained, approval of a drug product by regulatory authorities in foreign countries must be obtained prior to the commencement of commercial sales of the product in such countries. Historically, the requirements governing the conduct of clinical trials and product approvals, and the time required for approval, have varied widely from country to country.

In addition to the statutes and regulations described above, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state and local regulations.

       FACILITIES

ImmuneRegen's headquarters are located in a facility in Scottsdale, Arizona. The lease on this facility is for a term through December 2003. The rental payment is approximately $2,200 per month. ImmuneRegen believes that it should be able to extend the lease terms or find alternative space without incurring a material cost.

       EMPLOYEES

As of June 30, 2003, ImmuneRegen had approximately five full-time employees. None of its employees are covered by a collective bargaining agreement.

       LITIGATION

To the best knowledge of management, there are no litigation matters pending or threatened against ImmuneRegen.

RISK FACTORS

THE ACTUAL RESULTS OF THE COMBINED COMPANY MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. THE REGISTRANT AND IMMUNEREGEN WILL OPERATE AS A COMBINED COMPANY IN A MARKET ENVIRONMENT THAT IS DIFFICULT TO PREDICT AND THAT INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES, MANY OF WHICH WILL BE BEYOND THE COMBINED COMPANY'S CONTROL. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU, IF THEY MATERIALIZE, ALSO MAY ADVERSELY AFFECT THE COMBINED COMPANY.

                           RISKS RELATED TO THE MERGER

THE MARKET PRICE OF THE REGISTRANT'S COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

The market price of the Registrant's common stock may decline as a result of the merger for a number of reasons, including if:

        o the integration of the Registrant and ImmuneRegen is not completed in a timely and efficient manner;

        o the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

        o the effect of the Merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

        o significant Registrant stockholders decide to dispose of their shares following the Merger.

THE MERGER MAY RESULT IN LOSS OF KEY EMPLOYEES.

Despite ImmuneRegen's efforts to retain key employees, the combined company might lose some key employees following the Merger. Competition for qualified technical and management employees is intense. Competitors and other companies may recruit employees prior to the merger and during the integration process following the closing of the merger, which has become a common practice. As a result, employees could leave with little or no prior notice, which could cause delays and disruptions in the effort to integrate the two companies and result in expenses associated with finding replacement employees.

THERE MAY BE SALES OF SUBSTANTIAL AMOUNTS OF THE REGISTRANT'S COMMON STOCK AFTER THE MERGER, WHICH COULD CAUSE ITS STOCK PRICE TO FALL.

A substantially large number of shares of the Registrant's common stock may be sold into the public market within short periods of time at various dates following the closing of the Merger. As a result, the Registrant's stock price could fall.

THE REGISTRANT'S STOCK PRICE IS VOLATILE AND COULD DECLINE IN THE FUTURE.

The price of the Registrant's common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of life science companies in particular have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the life science and related industries have experienced dramatic volatility in the market prices of their common stock. The Registrant believes that a number of factors, both within and outside our control, could cause the price of the Registrant's common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of the Registrant's common stock:

        o The Registrant's ability to obtain additional financing and, if available, the terms and conditions of the financing;

        o       ImmuneRegen's financial position and results of operations;

        o The results of preclinical studies and clinical trials by ImmuneRegen, its collaborators or its competitors;

        o Concern as to, or other evidence of, the safety or efficacy of ImmuneRegen's proposed products or its competitors' products;

        o Announcements of technological innovations or new products by ImmuneRegen or its competitors;

        o       U.S. and foreign governmental regulatory actions;

        o       Actual or anticipated changes in drug reimbursement policies;

        o       Developments with ImmuneRegen's collaborators, if any;

        o Developments concerning patent or other proprietary rights of ImmuneRegen or its competitors (including litigation);

        o       Status of litigation;

        o       Period-to-period   fluctuations   in   ImmuneRegen's   operating
                results;

        o Changes in estimates of the combined company's performance by any securities analysts;

        o       New  regulatory   requirements   and  changes  in  the  existing
                regulatory environment;

        o       Market conditions for life science stocks in general.

                          RISKS RELATED TO IMMUNEREGEN

IMMUNEREGEN HAS AN ACCUMULATED DEFICIT, IS NOT CURRENTLY PROFITABLE AND EXPECTS TO INCUR SIGNIFICANT EXPENSES IN THE NEAR FUTURE.

ImmuneRegen has incurred a substantial net loss for the period from its inception in October 2002 to June 30, 2003, and currently experiencing negative cash flow. ImmuneRegen expects to continue to experience negative cash flow and operating losses through at least 2004 and possibly thereafter. As a result, ImmuneRegen will need to generate significant revenues to achieve profitability. If ImmuneRegen's revenues grow more slowly than it anticipates, or if its operating expenses exceed its expectations, ImmuneRegen may experience reduced profitability.

THE  REGISTRANT   WILL  BE  REQUIRED  TO  RAISE   ADDITIONAL   CAPITAL  TO  FUND
IMMUNEREGEN'S OPERATIONS. THE REGISTRANT MAY NOT BE ABLE TO RAISE NEEDED ADDITIONAL CAPITAL IN THE FUTURE TO FUND IMMUNEREGEN'S OPERATIONS.

ImmuneRegen requires substantial working capital to fund its operations. ImmuneRegen's working capital requirements and cash flow provided by operating activities is expected to vary from quarter to quarter depending on revenues, operating expenses, capital expenditures and other factors. The cost, timing and amount of funds needed by ImmuneRegen cannot be precisely determined at this time and will be based on numerous factors, including, but not limited to, approval by the U.S. Food and Drug Administration and market acceptance of its products. To the extent that existing resources and future earnings are insufficient to fund future activities, the Registrant will need to raise additional funds through additional public or private equity offerings of its securities or debt financings. No assurance can be given that any such additional funding will be available or that, if available, can be obtained on terms favorable to the Registrant. If the Registrant is unable to raise needed funds on acceptable terms, ImmuneRegen will not be able to develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. A material shortage of capital will require the Registrant to take drastic steps such as reducing ImmuneRegen's level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, ImmuneRegen will not be able to continue operations.

IMMUNEREGEN'S LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE THE SUCCESS OF ITS BUSINESS MODEL AND THE EFFECTIVENESS OF ITS MANAGEMENT. IF IMMUNEREGEN'S PLAN IS NOT SUCCESSFUL, OR MANAGEMENT IS NOT EFFECTIVE, THE VALUE OF THE REGISTRANT'S COMMON STOCK MAY DECLINE.

ImmuneRegen was founded in October 2002. As a result, ImmuneRegen has a limited operating history on which you can base your evaluation of its business and prospects. ImmuneRegen's business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks and uncertainties include the following:

        o The Registrant's ability to raise additional funding and the amounts raised, if any;

        o       The time and costs involved in obtaining regulatory approvals;

        o Continued scientific progress in ImmuneRegen's research and development programs;

        o The scope and results of preclinical studies and clinical trials;

        o The costs involved in filing, prosecuting and enforcing patent claims;

        o       Competing technological and market developments;

        o       Effective commercialization activities and arrangements;

        o       The costs of defending against and settling lawsuits; and

        o Other factors not within the combined company's control or known to it.

The combined company cannot be sure that it will be successful in meeting these challenges and addressing these risks and uncertainties. If it are unable to do so, ImmuneRegen's business will not be successful.

IMMUNEREGEN'S FAILURE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE PRODUCTS MAY CAUSE US TO CEASE OPERATIONS.

ImmuneRegen's failure to develop and commercialize products successfully may cause it to cease operations. Its potential therapies utilizing Homspera will require significant additional research and development efforts and regulatory approvals prior to potential commercialization in the future. ImmuneRegen cannot guarantee that it, or its corporate collaborators, if any, will ever obtain any regulatory approvals of Homspera. ImmuneRegen currently is focusing its core competencies on Homspera although there may be no assurance that it will be successful in so doing.

ImmuneRegen's therapies and technologies utilizing Homspera is at early stages of development and may not be shown to be safe or effective and may never receive regulatory approval. ImmuneRegen's technologies utilizing Homspera has not yet been tested in humans. Regulatory authorities may not permit human testing of potential products based on these technologies. Even if human testing is permitted, any potential products based on Homspera may not be successfully developed or shown to be safe or effective.

The results of ImmuneRegen's preclinical studies and clinical trials may not be indicative or future clinical trial results. A commitment of substantial resources to conduct time-consuming research, preclinical studies and clinical trials will be required if it is to develop any products. Delays in planned patient enrollment in ImmuneRegen's clinical trials may result in increased costs, program delays or both. None of ImmuneRegen's potential products may prove to be safe or effective in clinical trials. Approval of the Unites States Food and Drug Administration, the FDA, or other regulatory approvals, including export license permissions, may not be obtained and even if successfully developed and approved, ImmuneRegen's potential products may not achieve market acceptance. Any products resulting from ImmuneRegen's programs may not be successfully developed or commercially available for a number of years, if at all.

Moreover, unacceptable toxicity or side effects could occur at any time in the course of human clinical trials or, if any products are successfully developed and approved for marketing, during commercial use of any of ImmuneRegen's proposed products. The appearance of any unacceptable toxicity or side effects could interrupt, limit, delay or abort the development of any of ImmuneRegen's proposed products or, if previously approved, necessitate their withdrawal from the market.

THE LENGTHY PRODUCT APPROVAL PROCESS AND UNCERTAINTY OF GOVERNMENT REGULATORY REQUIREMENTS MAY DELAY OR PREVENT IMMUNEREGEN FROM COMMERCIALIZING PROPOSED PRODUCTS.

Clinical testing, manufacture, promotion, export and sale of ImmuneRegen's proposed products are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state and foreign regulatory agencies. This regulation may delay or prevent ImmuneRegen from commercializing proposed products. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, seizure or recall of such products, total or partial suspension of product manufacturing and marketing, failure of the government to grant premarket approval, withdrawal of marketing approvals and criminal prosecution.

The regulatory process for new therapeutic drug products, including the required preclinical studies and clinical testing, is lengthy and expensive. ImmuneRegen may not receive necessary FDA clearances for any of its potential products in a timely manner, or at all. The length of the clinical trial process and the number of patients the FDA will require to be enrolled in the clinical trials in order to establish the safety and efficacy of ImmuneRegen's proposed products is uncertain.

Even if human clinical trials of Homspera are initiated and successfully completed, the FDA may not approve Homspera for commercial sale. ImmuneRegen may encounter significant delays or excessive costs in its efforts to secure necessary approvals. Regulatory requirements are evolving and uncertain. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of our products. ImmuneRegen may not be able to obtain the necessary approvals for clinical trials, manufacturing or marketing of any of our products under development. Even if commercial regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed.

In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market, as well as possible civil or criminal sanctions.

Among the other requirements for regulatory approval is the requirement that prospective manufacturers conform to the FDA's Good Manufacturing Practices, or GMP, requirements. In complying with the FDA's GMP requirements, manufacturers must continue to expend time, money and effort in production, record keeping and quality control to assure that products meet applicable specifications and other requirements. Failure to comply and maintain compliance with the FDA's GMP requirements subjects manufacturers to possible FDA regulatory action and as a result, may have a material adverse effect on ImmuneRegen. ImmuneRegen, or its contract manufacturers, if any, may not be able to maintain compliance with the FDA's GMP requirements on a continuing basis. Failure to maintain compliance could have a material adverse effect on ImmuneRegen.

The FDA has not designated expanded access protocols for Homspera as "treatment" protocols. The FDA may not determine that Homspera meets all of the FDA's criteria for use of an investigational drug for treatment use. Even if Homspera is allowed for treatment use, third party payers may not provide reimbursement for the costs of treatment with Homspera. The FDA also may not consider Homspera to be an appropriate candidate for accelerated approval, expedited review or fast track designation.

Marketing any drug products outside of the United States will subject ImmuneRegen to numerous and varying foreign regulatory requirements governing the design and conduct of human clinical trials and marketing approval. Additionally, ImmuneRegen's ability to export drug candidates outside the United States on a commercial basis will be subject to the receipt from the FDA of export permission, which may not be available on a timely basis, if at all. Approval procedures vary among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Foreign regulatory approval processes include all of the risks associated with obtaining FDA approval set forth above, and approval by the FDA does not ensure approval by the health authorities of any other country.

TECHNOLOGICAL CHANGE AND COMPETITION MAY RENDER IMMUNEREGEN'S POTENTIAL PRODUCTS OBSOLETE.

The life science industry continues to undergo rapid change, and competition is intense and is expected to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that ImmuneRegen is developing or that would render ImmuneRegen's technology and proposed products obsolete or noncompetitive. Most of ImmuneRegen's competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than it. Accordingly, some of ImmuneRegen's competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than it, or technologies and products that are more effective and affordable than any that ImmuneRegen is developing.

IMMUNEREGEN'S LACK OF COMMERCIAL MANUFACTURING AND MARKETING EXPERIENCE MAY PREVENT IT FROM SUCCESSFULLY COMMERCIALIZING PRODUCTS.

ImmuneRegen has not manufactured any of its products in commercial quantities. ImmuneRegen may not successfully make the transition from manufacturing clinical trial quantities to commercial production quantities or be able to arrange for contract manufacturing and this could prevent us from commercializing products or limit our profitability from our products. Even if Homspera is successfully developed and receives FDA approval, ImmuneRegen has not demonstrated the capability to manufacture Homspera in commercial quantities. ImmuneRegen has not demonstrated the ability to manufacture Homspera in large-scale clinical quantities. ImmuneRegen expects to rely on third parties for the final activation step of the Homspera manufacturing process. If any of these proposed manufacturing operations prove inadequate, there may be no assurance that any other arrangements may be established on a timely basis or that ImmuneRegen could establish other manufacturing capacity on a timely basis.

ImmuneRegen has no experience in the sales, marketing and distribution of pharmaceutical or biotechnology products. Thus, ImmuneRegen's proposed products may not be successfully commercialized even if they are developed and approved for commercialization.

The manufacturing process of ImmuneRegen's proposed products is expected to involve a number of steps and requires compliance with stringent quality control specifications imposed by ImmuneRegen and by the FDA. Moreover, it is expected that ImmuneRegen's proposed products may be manufactured only in a facility that has undergone a satisfactory inspection and certification by the FDA. For these reasons, ImmuneRegen would not be able to quickly replace its manufacturing capacity if we were unable to use its manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with the GMP requirements, and the noncompliance could not be rapidly rectified. ImmuneRegen's inability or reduced capacity to manufacture its proposed products would prevent it from successfully commercializing its proposed products.

ImmuneRegen may enter into arrangements with contract manufacturing companies in order to meet requirements for its products, or to attempt to improve manufacturing efficiency. If ImmuneRegen chooses to contract for manufacturing services, ImmuneRegen may encounter costs, delays and/or other difficulties in producing, packaging and distributing its clinical trials and finished product. Further, contract manufacturers must also operate in compliance with the GMP requirements; failure to do so could result in, among other things, the disruption of its product supplies. ImmuneRegen's potential dependence upon third parties for the manufacture of its proposed products may adversely affect its profit margins and its ability to develop and deliver proposed products on a timely and competitive basis.

ADVERSE DETERMINATIONS CONCERNING PRODUCT PRICING, REIMBURSEMENT AND RELATED MATTERS COULD PREVENT IMMUNEREGEN FROM SUCCESSFULLY COMMERCIALIZING HOMSPERA.

ImmuneRegen's ability to earn sufficient revenue on Homspera or any other proposed products will depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health coverage insurers, managed care organizations and other organizations. Failure to obtain appropriate reimbursement may prevent it from successfully commercializing Homspera or any proposed products. Third-party payers are increasingly challenging the prices of medical products and services. If purchasers or users of Homspera or any such other proposed products are not able to obtain adequate reimbursement for the cost of using such products, they may forego or reduce their use. Significant uncertainty exists as to the reimbursement status of newly approved health care products and whether adequate third party coverage will be available.

IMMUNEREGEN'S SUCCESS MAY DEPEND UPON THE ACCEPTANCE OF HOMSPERA BY THE MEDICAL COMMUNITY.

ImmuneRegen's ability to market and commercialize Homspera depends on the acceptance and utilization of Homspera by the medical community. ImmuneRegen will need to develop commercialization initiatives designed to increase awareness about it and Homspera among targeted audiences, including public health activists and community-based outreach groups in addition to the investment community. Currently, ImmuneRegen has not developed any such initiatives. Without such acceptance of Homspera, the product upon which ImmuneRegen expects to be substantially dependent, ImmuneRegen may not be able to successfully commercialize Homspera or generate revenue.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE IMMUNEREGEN TO SIGNIFICANT LIABILITY.

ImmuneRegen faces an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of its technology or prospective products is alleged to have resulted in adverse effects. ImmuneRegen may not be able to avoid significant liability exposure. ImmuneRegen may not have sufficient insurance coverage, and ImmuneRegen may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of its products. A product liability claim could hurt its financial performance. Even if ImmuneRegen avoids liability exposure, significant costs could be incurred that could hurt its financial performance.

IF IMMUNEREGEN FAILS TO ATTRACT AND RETAIN CONSULTANTS AND EMPLOYEES, ITS GROWTH COULD BE LIMITED AND ITS COSTS COULD INCREASE, WHICH MAY ADVERSELY AFFECT ITS RESULTS OF OPERATIONS AND FINANCIAL POSITION.

ImmuneRegen's future success depends in large part upon its ability to attract and retain highly skilled executive-level management and scientific personnel. The competition in the scientific industry for such personnel is intense, and ImmuneRegen cannot be sure that it will be successful in attracting and retaining such personnel. Most of ImmuneRegen's consultants and employees and several of its executive officers began working for ImmuneRegen recently, and all employees are subject to "at will" employment. Most of ImmuneRegen's consultants and employees are not subject to non-competition agreements. ImmuneRegen cannot guarantee that it will be able to replace any of its management personnel in the event their services become unavailable.

IMMUNEREGEN'S PATENTS AND PROPRIETARY TECHNOLOGY MAY NOT BE ENFORCEABLE AND THE PATENTS AND PROPRIETARY TECHNOLOGY OF OTHERS MAY PREVENT IMMUNEREGEN FROM COMMERCIALIZING PRODUCTS.

Although ImmuneRegen believes its patents to be protected and enforceable, the failure to obtain meaningful patent protection products and processes would greatly diminish the value of its potential products and processes.

In addition, whether or not ImmuneRegen's patents are issued, or issued with limited coverage, others may receive patents, which contain claims applicable to its products. Patents we are not aware of may adversely affect ImmuneRegen's ability to develop and commercialize products.

The patent positions of biotechnology and pharmaceutical companies are often highly uncertain and involve complex legal and factual questions. Therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents cannot be predicted. ImmuneRegen also relies upon non-patented trade secrets and know how, and others may independently develop substantially equivalent trade secrets or know how. ImmuneRegen also relies on protecting our proprietary technology in part through confidentiality agreements with its current and former corporate collaborators, employees, consultants and certain contractors. These agreements may be breached, and ImmuneRegen may not have adequate remedies for any such breaches. In addition, ImmuneRegen's trade secrets may otherwise become known or independently discovered by ImmuneRegen's competitors. Litigation may be necessary to defend against claims of infringement, to enforce ImmuneRegen's patents or to protect trade secrets. Litigation could result in substantial costs and diversion of management efforts regardless of the results of the litigation. An adverse result in litigation could subject ImmuneRegen to significant liabilities to third parties, require disputed rights to be licensed or require ImmuneRegen to cease using certain technologies.

IMMUNEREGEN'S PRODUCTS AND SERVICES COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH MAY CAUSE IT TO ENGAGE IN COSTLY LITIGATION AND, IF IS NOT SUCCESSFUL, COULD CAUSE IT TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT IT FROM SELLING OUR PRODUCTS OR SERVICING IMMUNEREGEN'S CLIENTS.

ImmuneRegen cannot be certain that its technology and other intellectual property does not infringe upon the intellectual property rights of others. Authorship and priority of intellectual property rights may be difficult to verify. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to services similar to those offered by ImmuneRegen. ImmuneRegen may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties.

If ImmuneRegen's products violate third-party proprietary rights, it cannot assure you that it would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims made against us relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing it from providing services. Such claims could severely harm ImmuneRegen's financial condition and ability to compete.

HAZARDOUS MATERIALS AND ENVIRONMENTAL MATTERS COULD EXPOSE IMMUNEREGEN TO SIGNIFICANT COSTS.

ImmuneRegen may be required to incur significant costs to comply with current or future environmental laws and regulations. Although ImmuneRegen does not currently manufacture commercial quantities of its proposed products, it does produce limited quantities of these products for its clinical trials. ImmuneRegen's research and development and manufacturing processes involve the controlled storage, use and disposal of hazardous materials, biological hazardous materials and radioactive compounds. ImmuneRegen is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and some waste products. Although ImmuneRegen believes that its safety procedures for handling and disposing of these materials comply with the standards prescribed by these laws and regulations, the risk of contamination or injury from these materials cannot be completely eliminated. In the event of an incident, ImmuneRegen could be held liable for any damages that result, and any liability could exceed our resources. Current or future environmental laws or regulations may have a material adverse effect on ImmuneRegen's operations, business and assets.

                       RISKS RELATED TO CAPITAL STRUCTURE

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET.

Although the Registrant's common stock trades on the NASD OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Registrant's common stock will be influenced by a number of factors, including:

        o the issuance of new equity securities pursuant to a future offering;

        o       changes in interest rates;

        o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

        o       variations in quarterly operating results;

        o       change in financial estimates by securities analysts;

        o the depth and liquidity of the market for Registrant's common stock;

        o       investor   perceptions  of  our  company  and  the  technologies
                industries generally; and

        o       general economic and other national conditions.

THE REGISTRANT'S COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than five dollars ($5.00) per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than five dollars (5.00) per share; or
(iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

THE REGISTRANT'S EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AND MAY MAKE DECISIONS THAT ARE NOT IN OUR BEST INTERESTS.

The Registrant's officers, directors and principal stockholders, and their affiliates, in the aggregate, own over a majority of the outstanding shares of our common stock. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control the Registrant's management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in discouraging a potential acquirer form making a tender offer or otherwise attempting to obtain control of the Registrant's business, even if such a transaction would be beneficial to other stockholders.

SALES OF ADDITIONAL EQUITY SECURITIES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND YOUR RIGHTS IN THE REGISTRANT MAY BE REDUCED.

Certain of the Registrant's stockholders have the right to hold securities registered pursuant to registration rights agreements. The sale or the proposed sale of substantial amounts of the Registrant's equity securities or convertible debt securities may adversely affect the market price of its common stock and its stockholders may experience substantial dilution. Also, any new equity securities issued may have greater rights, preferences or privileges than the Registrant's existing common stock.

THE REGISTRANT CAN ISSUE SHARES OF PREFERRED STOCK WITH RIGHTS SUPERIOR TO THOSE OF THE HOLDERS OF OUR COMMON STOCK. SUCH ISSUANCES CAN DILUTE THE TANGIBLE NET BOOK VALUE OF SHARES OF THE REGISTRANT'S COMMON STOCK.

The Registrant's Board of Directors is authorized to issue up to 10,000,000 shares of blank check preferred stock with rights that are superior to the rights of the stockholders of its common stock, at a purchase price substantially lower than the market price of shares of its common stock without stockholder approval.

WE HAVE NO INTENTION TO PAY DIVIDENDS.

The Registrant has never declared or paid any dividends on its securities. The Registrant currently intends to retain its earning for funding growth and, therefore, does not expect to pay any dividends in the foreseeable future.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Risk Factors," "Business" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Registrant's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those described under "Risk Factors" and elsewhere in this Current Report on Form 8-K.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

       Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.

                       MANAGEMENT OF THE REGISTRANT AFTER
                        THE EFFECTIVE DATE OF THE MERGER

DIRECTORS, EXECUTIVE OFFICERS AND ADVISORS

In connection with the Merger, all of the Directors and Executive Officers of ImmuneRegen became directors and executive officers of the Registrant and Todd Ficeto resigned as the President and sole director of the Registrant. The following table sets forth the name and position of each of the Registrant's directors and executive officers and the name of each of its advisors immediately after the effective date of the Merger (July 2, 2003):

                  NAME                                   POSITION
     --------------------------------     --------------------------------------
     DIRECTORS AND EXECUTIVE OFFICERS
         Michael K. Wilhelm               President, Chief Executive Officer and
                                          Director
         Mark L. Witten                   Director and Research Scientist
         David T. Harris                  Director and Research Scientist
         Theodore E. Staahl               Director
         Eric Hopkins                     Chief Financial Officer
         Steven J. Scronic                Secretary
     ADVISORY BOARD
         Susan E. Leeman
         Charles A. Hales
         Sarah A. Kagan
         Stuart F. Quan
         Margy McGonagill

DIRECTORS AND EXECUTIVE OFFICERS

MICHAEL K. WILHELM, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Wilhelm has been actively involved in the financial industry since 1990. Initially, Mr. Wilhelm established his career as a broker and financial advisor and quickly thereafter was given managerial responsibilities. After leaving the brokerage industry, Mr. Wilhelm founded Foresight Capital Partners, a company designed to identify early stage companies with above average growth potential and assist them in reaching the next stage of development. In working with these companies, Mr. Wilhelm takes an active role, providing advisory services and facilitating financing for continued growth and development. Furthermore, Mr. Wilhelm has been successful in facilitating the raise of several million dollars through private financings for many of these companies, including Isolagen, Inc. (AMEX:
ILE), a biotechnology company. Mr. Wilhelm is currently Managing Director of Foresight Capital Partners.

MARK L. WITTEN, PH.D., DIRECTOR AND RESEARCH SCIENTIST. Dr. Witten is a Research Professor and Director of the Joan B. and Donald R. Diamond Lung Injury Laboratory in the Department of Pediatrics at the University of Arizona College of Medicine. Dr. Witten obtained his Ph.D. from Indiana University in 1983 with a double major in physiology and exercise physiology. He conducted a post-doctoral fellowship in Respiratory Sciences at the University of Arizona College of Medicine from 1983 to 1988. He then spent two years as an Assistant Biologist at Massachusetts General Hospital and Instructor in Medicine at

Harvard Medical School. He returned to The University of Arizona College of Medicine in 1990. Dr. Witten has authored over 200 published manuscripts, book chapters and abstracts.

DAVID T. HARRIS, PH.D., DIRECTOR AND RESEARCH SCIENTIST. Dr. Harris is a Professor in the Department of Microbiology and Immunology in the College of Medicine at The University of Arizona. Dr. Harris obtained his Ph.D. degree from Wake Forest University in 1982 with a major in microbiology and immunology. After three years of post-doctoral fellowship (1982-1985) in immunology at the Ludwig Institute for Cancer Research in Lausanne, Switzerland, Dr. Harris became a Research Assistant Professor in the College of Medicine at the University of North Carolina-Chapel Hill. In 1989, Dr. Harris moved to The University of Arizona College of Medicine. Dr. Harris is also Director of the Stem Cell Bank and Chief Science Officer for Cord Blood Registry, Inc. He is also Head of the Gene Therapy Group. Dr. Harris is a co-inventor with Dr. Witten on the substance P patents and also holds three additional U.S. patents. Dr. Harris has authored more than 200 published papers, book chapters and abstracts. Dr. Harris has extensive experience in start-up biotechnology companies, having established the first stem cell bank in the world in 1992 at the University of Arizona. Additionally, Dr. Harris has extensively consulted for a number of biotechnology companies.

THEODORE E. STAAHL, M.D., DIRECTOR. Dr. Staahl founded the Cosmetic, Plastic and Reconstructive Surgery Center in 1978. Dr. Staahl's professional training was received at the University of Illinois and the University of Wisconsin and is board certified by the American Board of Facial, Plastic and Reconstruction Surgeons, the Board of Cosmetic Surgeons and the American Board of Head and Neck Surgeons. Dr. Staahl has presented papers at national and international meetings on hair transplant, rhinoplasty and cleft lip deformities. Additionally, Dr. Staahl is currently participating in the FDA approval process of another biotechnology company.

ERIC HOPKINS, CHIEF FINANCIAL OFFICER. Mr. Hopkins is a certified public accountant and financial consultant located in Costa Mesa, California. From April 2001 to the present, Mr. Hopkins has been in private practice, specializing in financial consulting to publicly held companies. He is also President of EdgarEyes, LLC, a financial reporting firm. From April 2000 to April 2001, Mr. Hopkins served as the Chief Financial Officer of the Registrant. From July 1997 to April 2000, he served as Director of Finance for Unisys-PulsePoint Communications, a telecommunications hardware/software company located in Carpinteria, California. Mr. Hopkins obtained his MBA from Pepperdine University.

STEVEN J. SCRONIC, SECRETARY. Mr. Scronic has worked in the investment banking sector of the financial services industry since 1993, specializing in public financings and private placements, including institutional 144 and non-arbitrage Regulation D private placements of debt and equity for private and public companies. His corporate finance experience has focused on generating, analyzing, structuring and placing middle-market based financial transactions. Previously, Mr. Scronic was a Vice President of WestPark Capital and an equity analyst and investment banker for John Charles & Associates, Inc. and EBI Securities, Inc. Mr. Scronic has been elected to several corporate boards and currently serves on the board of two public companies and several private companies.

ADVISORY BOARD

The Registrant currently maintains an Advisory Board comprised of five individuals possessing particular expertise or experience in various areas pertaining to our business. The Registrant does not employ any of the members of its Advisory Board, although each of them serves at the discretion of the Registrant's Board of Directors. None of its Advisory Board members has any material commitments to other companies at this time, although each member may acquire commitments to other companies in the future, which may limit his or her availability to the Registrant. There is no assurance that the Registrant will be able to retain any of its Advisory Board members.

SUSAN E. LEEMAN, PH.D. Dr. Leeman is a Professor in the Department of Pharmacology and Experimental Therapeutics at the Boston University School of Medicine. Dr. Leeman obtained her Ph.D. degree in physiology from Radcliffe College in 1958 and was the first scientist to isolate substance P in the central nervous and gastrointestinal systems. She was elected to the National Academy of Sciences in 1991and has authored over 150 peer-viewed manuscripts and book chapters.

CHARLES A. HALES, M.D. Dr. Hales is a Professor of Medicine at Harvard University Medical School and Head of the Pulmonary & Critical Care Medicine Unit at Massachusetts General Hospital. Dr. Hales has authored more than 125 peer-reviewed manuscripts and book chapters, and is an internationally recognized expert in pulmonary and critical care medicine.

SARAH A. KAGAN, J.D., PH.D. Sarah Kagan is a partner in the Banner & Witcoff, Ltd., an intellectual property legal firm in Washington, D.C. Dr. Kagan holds a Ph.D. degree in molecular biology from the University of Wisconsin (1981) and a J.D. degree from George Washington University (1988). Dr. Kagan's professional memberships include the American Bar Association, Women's Bar Association of the District of Columbia, and the American Intellectual Property Law Associations.

STUART F. QUAN, M.D. Dr. Quan is a Professor of Internal Medicine and Associate Head of the Department of Internal Medicine at the University of Arizona's College of Medicine. Dr. Quan obtained his M.D. degree at the University of California-San Francisco in 1974. Dr. Quan is a former President of the American Academy of Sleep Medicine and has authored more than 90 peer-reviewed manuscripts and book chapters. Dr. Quan has served a Director of several other early-stage biotechnology companies.

MARGY MCGONAGILL, B.A. Ms. McGonagill is the former Director of Federal Relations for The University of Arizona for the past 15 years. Prior to her position at The University of Arizona, Ms. McGonagill was Chief of Staff for Congressman Wendell Ford of Michigan for 20 years.

ITEM 6.      RESIGNATION OF DIRECTOR.

Effective July 2, 2003, Todd Ficeto, who was the Registrant's sole director and executive officer prior to the Effective Time of the Merger, resigned, in seriatim, and appointed its current directors and executive officers, Michael Wilhelm, Eric Hopkins, Steven Scronic, Mark Witten, David Harris and Theodore Staahl. See "Changes in Control of Registrant - Ownership of 5% Stockholders and Directors and Executive Officers after the Merger" of Item 1, above, and

"Management of the Registrant after the Effective Date of the Merger" of Item 2, above.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a):    Financial Statements of Businesses Acquired. It is impracticable at this
        -------------------------------------------
time for the Registrant to provide the financial statements of ImmuneRegen that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than September 10, 2003.

(b):    Pro Forma Financial  Information.  It is  impracticable at this time for
        --------------------------------
the Registrant to provide the pro forma financial information that is required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than September 10, 2003.

(c):    Exhibits:
        --------

        2 Agreement and Plan of Merger dated July 2, 2003 by and between GPN Network, Inc., GPN Acquisition Corporation and ImmuneRegen Biosciences, Inc.

        99.1 Press Release dated July 3, 2003 announcing the closing of the Agreement and Plan of Merger by and among GPN Network, Inc., GPN Acquisition Corporation and ImmuneRegen, Inc. ("GPN Network Finalizes Merger With ImmuneRegen").

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GPN Network, Inc.


                                                 By:  /S/  MICHAEL WILHELM
                                                     ---------------------
                                                 Michael Wilhelm, President

Dated:  July 3, 2003

                                  EXHIBIT INDEX

        2 Agreement and Plan of Merger dated July 2, 2003 by and between GPN Network, Inc., GPN Acquisition Corporation and ImmuneRegen Biosciences, Inc.

        99.1 Press Release dated July 3, 2003 announcing the closing of the Agreement and Plan of Merger by and among GPN Network, Inc., GPN Acquisition Corporation and ImmuneRegen, Inc. ("GPN Network Finalizes Merger With ImmuneRegen").